EXHIBIT 1

                            AGREEMENT OF SALE

          THIS AGREEMENT OF SALE ("Agreement") dated this 19 day of September, 1996 by and among Shared Resource Exchange, Inc., a Delaware Corporation (the "Seller") with an office located at 3480 Lotus Drive, Plano, Texas, SRX of Florida, Inc., a Delaware corporation (the "Buyer") with an office located at 2150 Whitfield Industrial Way, Sarasota, Florida, and Buyer's parent, Teltronics, Inc., a Delaware corporation ("Teltronics") with an office located at 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

                          W I T N E S S E T H:

          WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller substantially all of its tangible and intangible assets, subject only to expressly assumed liabilities, of the Seller.

          NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions of this Agreement, the parties agree as follows:

          1. Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

          "Access Agreement" shall mean the agreement between Seller and Buyer of even date herewith providing Buyer certain access to the land and premises located at 3480 Lotus Drive, Plano, Texas.

          "Act" shall mean the Securities Act of 1933, as amended.

          "Affiliate" shall mean, with respect to any person or entity, the shareholders, subsidiaries, officers, directors and/or partners of such person or entity and any other person which directly or indirectly controls, is controlled by or is under common control with such person or entity.

          "Agreement" shall mean this Agreement of Sale and all Schedules and Exhibits to this Agreement.

          "Assignment Agreements" shall mean the Assignment Agreements delivered by Seller pursuant to paragraph 4(a) assigning all of Seller's right, title and interest, in to and under all of its agreements, licenses, intellectual property, and contracts, including but not limited to all patents, trademarks, copyrights, licenses, purchase orders, Motorola orders, DSC contracts, Protel contracts, to Buyer.

          "Assumed Liabilities" shall mean the Liabilities of the Seller which are Allowed Claims in U.S. Bankruptcy Case No. 96-
42190S, Eastern District of Texas and are described in Exhibit A to this Agreement.

          "Bills of Sale" shall mean the Bills of Sale to be delivered by Seller to Buyer pursuant to paragraph 4(a).

          "Cash Consideration" shall mean the amount of cash set forth in Section 3(a) of this Agreement.

          "Closing" of the transactions described in this Agreement shall occur simultaneously with the execution and delivery of this Agreement.

          "Closing Date" shall mean the date, no more than two
(2) days after the entry of an Order by the U.S. Bankruptcy Court
(E.D. Texas) approving the Agreement, on which the Agreement is executed and delivered.

          "Code" shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same have from time to time been amended.

          "Disclosure Statement" shall mean the disclosure statement and attachments thereto previously delivered by Seller to Buyer.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended.

          "Exchange Agreement" shall mean the agreement by and among Buyer, Teltronics and the Note Holders executed and delivered as of the Closing Date.

          "Financial Statements" shall mean the financial statements of Seller described in paragraph 6(c) of this Agreement, true and correct copies of which were previously delivered to Buyer as part of the Disclosure Statement.

          "GAAP" shall mean generally accepted accounting principles.

          "Liabilities" shall mean all debts, liabilities, Taxes (including any sales or transfer taxes on the sale of the Purchased Assets), obligations under contracts, leases, agreements and commitments, and other obligations of every kind and character of the Seller as the same may exist at the Closing (whether accrued, absolute, contingent or otherwise, and whether due or to become due) or which may arise in the future based upon events or a state of facts existing at the Closing.

          "Material" and "Materially" shall mean, as to Seller, except for Section 7(i), any item, claim, or event which individually or in the aggregate exceeds $25,000.00.

          "Notes" shall mean certain promissory notes payable by Seller to the Note Holders, with an aggregate amount of principal and interest thereunder not in excess of $600,000, which Notes are being assumed by Buyer.

          "Note Holders" shall mean the holders of the Notes.

          "Purchased Assets" shall mean all of the Seller's properties and assets, personal, tangible and intangible, of every kind and wherever situated, which are owned by the Seller or in which the Seller has any right, title or interest, including, without limiting the generality of the foregoing, its goodwill, franchises and telephone numbers; its trademarks, trademark registrations, trademark applications, trade names (including but not limited to "SRX"), copyrights, copyright applications, copyright registrations, patents, patent applications, patent registrations, permits, licenses, processes, formulae, trade secrets, inventions and royalties (including all rights to sue for past infringement); its inventory, equipment and supplies; its cash (in an amount not less than $950,000), money on deposit with banks, factors and others, certificates of deposit, commercial paper, stocks, bonds and other investments; its accounts receivable; its insurance policies, excluding director and officer insurance; its causes of action, judgments, claims and demands of whatever nature; its tangible and intangible personal property of all kinds; its deferred charges, advance payments, pre-paid items, claims for refunds, rights of offset and credits of all kinds; all credit balances of or inuring to it under any state unemployment compensation plan or fund; restrictive covenants and obligations of present and former officers and employees and of individuals and corporations; its accounts, contract rights, general intangibles, returned and repossessed goods, and rights as an unpaid vendor, secured party or lienor; its credit balances, documents, instruments and other choses in action; its rights (but not liabilities other than Assumed Liabilities) under contracts, purchase orders (including but not limited to Purchase Orders with Motorola, Inc.), personal property, leases, joint venture agreements or arrangements and other agreements; its files, papers and records relating to the aforesaid business, properties and assets; all assets reflected on the Financial Statements or acquired by the Seller since the date of such Financial Statements, except for those assets which have been transferred or disposed of in the ordinary course of business and consistent with past practice after the date of such Financial Statements or as otherwise permitted by this Agreement; provided, however, that the Purchased Assets shall not include the Retained Assets.

          "Registration Rights Agreement" shall mean the registration rights agreement by and among Buyer, Teltronics and Seller executed and delivered on the date hereof.

          "Retained Assets" shall mean the assets described in Exhibit B to this Agreement.

          "Retained Liabilities" shall mean all Liabilities of the Seller which are not Assumed Liabilities.

          "Shares" shall mean shares of voting common stock of Teltronics, par value $.001 per share, issued in accordance with this Agreement all of which shall be, when issued, restricted securities subject to Rule 145 of the Act.

          "Stock Consideration" shall mean the issuance and delivery of the number of Shares set forth in Section 3(b) of this Agreement.

          "Subsidiaries" shall mean any entity in which a person holds, directly or indirectly, a majority of the outstanding voting rights or equity interest in such entity.

          "Taxes" shall mean all federal, state, local and foreign taxes, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, property taxes, import duties and interest and penalties in connection with any of the foregoing.

          "Tax Returns" for any specified year shall mean the federal and state tax returns of the Seller as of and for the period ending December 31 of such year prepared by the Seller and filed with the appropriate taxing authority true and correct copies of which were previously supplied by Seller to Buyer.

          "Transactional Documents" shall mean the Bills of Sale, Assignment Agreements, Exchange Agreement, and Registration
Rights Agreement, executed and delivered on the date hereof.

          2. Sale of Properties and Assets. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Buyer, and the Buyer hereby purchases, accepts and acquires from the Seller all of the Purchased Assets.

          3. Purchase Price. The aggregate consideration paid by the Buyer for the Purchased Assets ("Consideration"), the receipt of which is hereby acknowledged by Seller, is (i) the Cash Consideration described in Section 3(a) of this Agreement,
(ii) the Stock Consideration described in Section 3(b) of this Agreement, and (iii) the assumption by the Buyer of the Assumed Liabilities as set forth in Section 3(c) of this Agreement. The Buyer and Seller shall agree upon the allocation of the Consideration among the Purchased Assets in the manner required by Code section 1060 and any comparable provision of state, local or foreign law, as applicable. The Buyer and the Seller shall report, act and file in all tax respects and for all tax purposes consistent with such allocations.

               (a) Cash Consideration. The Cash Consideration payable to the Seller shall be an aggregate amount equal to One
Thousand Dollars ($1,000.00).

               (b) Stock Consideration. Subject to the terms of this Agreement, the Stock Consideration payable to the Seller at the Closing shall be Six Hundred Fifty Thousand (650,000) Shares.

               (c)  Assumed Liabilities.  The Buyer hereby
assumes and Teltronics hereby unconditionally guarantees payment by Buyer of the Assumed Liabilities.

          4. Instruments of Transfer; Payment of Purchase Price and Assumption of Liabilities; Further Assurances.

               (a) Sellers' Deliveries. Simultaneously with the execution and delivery of this Agreement, the Seller shall execute and deliver to Buyer:

                    (i)  Bills of Sale for the Purchased Assets;

                    (ii) Access Agreement;

                    (iii)     Assignments for all funds on
deposit with banks or other persons which are included in the Purchased Assets;

                    (iv) the Registration Rights Agreement;

                    (v)  the opinion of Kelley Drye & Warren LLP,
Counsel for the Seller, satisfactory to Buyer; and

                    (vi) Assignment Agreements.

               (b) Buyer's Deliveries. Simultaneous with the execution and delivery of this Agreement, the Buyer shall execute and/or deliver to the Seller:

                    (i)  the Cash Consideration;

                    (ii) the Stock Consideration;

                    (iii)     the Registration Rights Agreement;
and
                    (iv) the Access Agreement.

               (c) Note Holders Deliveries. Simultaneously with the execution and delivery of this Agreement, the Note Holders and Teltronics shall execute and perform under the Exchange
Agreement.

               (d)  Other Transfer Instruments; Inspection
Rights. Following the Closing, at the request of the Buyer, the Seller shall (i) deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate (A) to vest in the Buyer all of the Seller's rights and title in and to the Purchased Assets, and (B) to transfer to the Buyer all of the Seller's rights to licenses and permits necessary for the operation of the Purchased Assets, to the extent transferable, and (ii) permit the Buyer or representatives of the Buyer during normal business hours upon reasonable notice to inspect and make copies of the Seller's books of account and other records which are Retained Assets.

          5. Transfer of Name. From and after the date hereof, Buyer shall own the rights of Seller in and to the name "SRX". For the purpose of completing its obligations under U.S. Bankruptcy Case No. 96-42190S and winding up its operations Seller shall retain the right to use the name "Shared Resource Exchange".

          6.   Representations and Warranties of the Seller.  The
Seller represents and warrants to the Buyer as follows:

               (a) Organization; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Seller has all requisite corporate power and authority and legal right to own, operate and lease its properties, to carry on its business as now being conducted, and to enter into this Agreement and perform its obligations under this Agreement. The Seller is qualified to do business in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a Material adverse effect on the business of Seller which jurisdictions are the States of California and Texas. The chief executive office and principal place of business and the places where the Seller maintains all records relating to its business is 3480 Lotus Drive, Plano, Texas.

               (b)  Subsidiaries.  The Seller does not own,
directly or indirectly, any capital stock or equity securities of any other corporation or have any direct or indirect equity or ownership interest in any business other than the business conducted by the Seller.

               (c) Financial Statements. Seller has previously furnished to Buyer true, correct, and complete copies of the following financial statements (collectively referred to as the "Financial Statements"):

                    (i)  The balance sheet of Seller as of
December 31, 1994 and the related statements of income (loss), statement of retained earnings and statement of cash flows for each of the years in the three-year period ended December 31, 1994, as audited by Seller's independent certified public accountants (collectively, the "Audited Financial Statements") which have been prepared from the books and records of Seller in accordance with GAAP applied on a basis consistent with prior periods except as provided therein and fairly present the financial position of Seller as of the respective dates thereof and the results of operations and cash flows of Seller for the periods then ended;

                    (ii) The unaudited balance sheet of Seller as of December 31, 1995 and the related statements of income (loss), statement of retained earnings and statement of cash flows for the one year period ended December 31, 1995 (the "Unaudited Financial Statements") which, except as provided therein or in the Disclosure Statement have been prepared from the books and records of Seller in accordance with GAAP applied on a basis consistent with prior periods and fairly present the financial position of Seller as of the respective dates thereof and the results of operations and cash flows of Seller for the periods then ended;

                    (iii)     The unaudited balance sheet of
Seller as of March 31, 1996, and the related statement of income
(loss), statement of retained earnings and statement of cash flows of Seller for the three (3) month period ended March 31, 1996 which, except as provided therein or in the Disclosure Statement, have been prepared from the books and records of Seller, fairly present the financial position of Seller as of the respective dates thereof, and fairly present the results of operations and cash flows of Seller for the accounting period then ended but do not contain any footnotes required by GAAP and are subject to year end adjustments in accordance with GAAP.

               (d) Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements for the period ending March 31, 1996 or otherwise disclosed to Buyer in the Disclosure Statement, the Seller as of the date of such Financial Statements, has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, of a type which under GAAP would be required to be reflected or reserved against in such Financial Statements. Except as set forth in the Disclosure Statement, the Seller does not know of any claim against the Seller or liability of any nature, whether due or to become due, in any amount not adequately reflected or reserved against in such Financial Statements, or know of any other claim or liability of any nature arising since March 31, 1996 of a type which under GAAP would be required to be reflected or reserved against in such Financial Statements.

               (e)  No Adverse Change.

                    (i)  Except as previously disclosed to Buyer
in the Disclosure Statement, since March 31, 1996, there has not been any damage, destruction or loss to any of the Purchased Assets, whether or not covered by insurance, which materially adversely affects the ability of the Seller, taken as a whole, to conduct its business as presently conducted or so far as the Seller can reasonably now foresee is likely in the future to affect or impair the ability of the Seller, taken as a whole, to conduct its business.

                    (ii) Except as previously disclosed to Buyer in the Disclosure Statement, since March 31, 1996, Seller has not:

                         (A)  entered into any contract to merge
or consolidate with any other corporation; or

                         (B)  sold, transferred or otherwise
disposed of (other than in the ordinary course of business) or encumbered all or any Material part of the Purchased Assets.

               (f) Tax Returns and Payments. Seller has duly filed all state, federal, local and foreign tax returns and reports (or extension with respect thereto) required to be filed by the date hereof and has paid all amounts owed for any and all federal, state and local taxes. All monies required to be withheld by the Seller from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Seller. The Seller has furnished to the Buyer true and complete copies of the federal income tax returns of the Seller and any amendments thereto for each of the fiscal years ending December 31, 1993 and 1994.

               (g)  Title to Purchased Assets.  Except as
previously disclosed to Buyer in the Disclosure Statement, the Seller has good and valid title to all of the Purchased Assets, subject in each case, to no mortgage, pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, charge, encumbrance, easement or conditional sale or other title retention agreement.

               (h)  Completeness and Condition of Property.
Except as disclosed to Buyer in the Disclosure Statement, the Purchased Assets include all of the properties which are necessary to conduct the Seller's PBX, Omniworks, E911, ACD, digital switch technology and WiLL business substantially as conducted during the Quarter ended March 31, 1996 and to perform all of the contracts, leases, agreements, commitments, purchase orders, customer orders and other arrangements of Seller included in the Assumed Liabilities under this Agreement. All items of tools, furniture, machinery, vehicles, equipment and all other items of tangible personal property included in the Purchased Assets have been maintained in good repair, working order and condition, reasonable wear and tear excepted.

               (i) Trademarks, Licenses, etc. A list and brief description of all of the Seller's trademarks, service marks, trade names, brands, patents, all applications for registration and registrations for trademarks, copyrights and patents, and all franchises, permits and licenses and rights with respect to the foregoing, are set forth in the Disclosure Statement. Seller owns or possesses the right to use all the trademarks, service marks, trade names, brands, copyrights, patents, franchises, permits and licenses, and rights with respect to the foregoing, necessary for the conduct of its business as conducted on March 31, 1996. Except as set forth in the Disclosure Statement, Seller has not received notice of any conflict with the rights of others, or any use by others which conflicts in any material respect with the rights of the Seller and all such marks, franchises, permits and licenses and rights with respect to the foregoing and all contracts, and arrangements referred to in the Disclosure Statement are fully assignable without the consent of any third party. Except as set forth in the Disclosure Statement, Seller has not received or given notice of any default or claimed or purported or alleged default on the part of any party in the performance or payment of any material obligation to be performed or paid by any party under any franchises, permits, licenses, contracts, agreements or arrangements referred to in or submitted as a part of the Disclosure Statement. During the past five years the only names by which the Seller has been known or which Seller has used are "SRX" and/or "Shared Resource Exchange, Inc." Seller has previously delivered to Buyer true and correct copies of each item described in the Disclosure Statement.

               (j)  Litigation; Compliance with Laws; etc.
Except as set forth in the
Disclosure Statement there is (i) no suit or action pending or to Seller's knowledge threatened, against Seller or the property of Seller, (ii) no governmental investigation or inquiry pending or to Seller's knowledge threatened against the Seller, or (iii) no pending change in the environment, zoning or building laws, regulations or ordinances affecting the leasehold property of Seller or its business operations, of which Seller has received notice, which matter referred to in clauses (i), (ii) and (iii) above would, severally or in the aggregate, Materially adversely affect the condition (financial or otherwise) of the business, property, or Purchased Assets, taken as a whole. Seller has complied with and to its knowledge is not in default in any respect under any laws, ordinances or governmental requirements, regulations or orders applicable to its business and properties where such failure or default would Materially adversely affect the condition (financial or otherwise), business or assets of the Seller, taken as a whole. Except as set forth on the Disclosure Statement Seller has not received any notice of any claimed violation or threatened proceeding or investigation with respect to any matter referred to in the foregoing sentences. To Seller's knowledge, no investigation is pending by any federal, state or local government, or by any agency or instrumentality thereof, the effect of which could Materially adversely affect the business in which the Seller is engaged.

               (k) Authority. The Seller has all corporate authority to authorize, execute, deliver and perform this Agreement subject to the approval of United States Bankruptcy Court for the Eastern District of Texas. This Agreement has been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

               (l)  Compliance with Other Instruments, etc.
Neither the execution and delivery of the Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or by-laws of Seller or any agreement, mortgage, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation by which the Seller or its assets are bound.

               (m) Governmental and Other Consents, etc. No consent, approval or authorization of or designation, declaration or filing with, any governmental authority, bureau or agency or other persons or entities on the part of Seller is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (n) Agreements, etc. The Disclosure Statement contains a true, correct and complete list and brief description (a true and correct and complete copy of each of which has been delivered to Buyer by Seller) of all personal property leases, distributor agreements, sale agency or marketing agreements, licensing agreements and franchise agreements to which Seller is a party or was a party at March 31, 1996 or in which the Seller has an interest;
Except as set forth in the Disclosure Statement, all instruments described in this Section 6(n) are fully assignable without the consent of any third party, and the continuation, validity and effectiveness of all such instruments will in no way be Materially adversely affected by the transactions contemplated by this Agreement. There exists no default or claimed or purported or alleged default on the part of any party in the performance of any obligation to be performed or paid by any party under any contracts, plans or other instruments or arrangements referred to in or submitted as a part of the Disclosure Statement. Seller has not received or given notice of any default or claimed or purported or alleged default on the part of any party in the performance or payment of any obligation to be performed or paid by any party under any contracts, plans or other instruments or arrangements referred to in or submitted as a part of the Disclosure Statement.

               (o) ERISA. The Seller is and has at all times been in compliance in all Material respects with all applicable provisions of ERISA and other federal and state statutes and regulations relating to "employee benefit plans," as such term is defined in 3(3) of ERISA, and the Seller is current with respect to all contributions required to be made to any such plan. No event has occurred which would constitute a reportable event within the meaning of 4043(b) of ERISA, or which would constitute grounds for the appointment by the appropriate United States district court of a trustee to administer any employee benefit plan maintained by the Seller, and no notice of termination has been filed by the plan administrator pursuant to 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to 4042 of ERISA with respect to any pension benefit plan subject to ERISA. The Seller does not maintain or contribute, has not maintained or contributed, nor is it now nor has it ever been required to, maintain or contribute to a defined benefit pension plan or multi-employer pension plan, and the Seller is not and has not been under common control (within the meaning of Sections 414(b) or (c) of the Code) with an entity.

               (p) Bank Accounts; Securities. A list and brief description of all bank accounts, safe deposit boxes, lock boxes, money market funds, certificates of deposit, stocks, bonds and other securities in the names of or owned or controlled by the Seller and details about persons having access thereto has been delivered to Buyer as part of the Disclosure Statement.

               (q) Environmental Compliance. The Seller has delivered to the Buyer a copy of each of the following items:
(i) every written communication during the past three years between the Seller and any environmental agency which alleges Material noncompliance with applicable environmental laws and regulations or demands payment of penalties and fines for alleged violations of such laws and regulations; (ii) a description of the nature and quantities of any hazardous materials (as defined below) generated, transported or disposed of in material quantities by the Seller during the past three years, together with a description of the location at which such materials were generated, transported or disposed; and (iii) a summary of the nature and quantities of any hazardous materials (as defined below) that have been disposed of in material quantities by Seller or found by Seller in material quantities at the subject site. Seller has no direct knowledge that it is not in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, without limitation, all laws and regulations governing the generation, use, collecting, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting hazardous materials (defined below) where the failure to be in such compliance would have a Material adverse effect on the business, properties or condition (financial or otherwise) of the Seller, taken as a whole. The Seller has not received any written notice of, and has not been subject to any administrative or judicial proceeding pursuant to laws or regulations relating to pollution control and environmental contamination at any time during the past three years. There are no facts or circumstances which now exist of which Seller has direct knowledge that could form the basis for the assertion of a claim against the Seller relating to past or present environmental practices of Seller asserted under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") or any other federal, state or local environmental statute, which claim, if adversely determined would have a material adverse effect on the business, properties or condition (financial or otherwise) of the Seller, taken as a whole. For purposes of this Section 6(s), the term "hazardous materials" means materials defined as "hazardous substance" or "hazardous waste" in CERCLA, RCRA and in any similar federal, state or local environmental statute.

               (r)  Customers and Suppliers.  Seller has
delivered to Buyer as part of the Disclosure Statement a complete list of names and addresses of the entities that account for 5% or more of the sales or 10% or more of the purchases, respectively, made by the Seller during the fiscal year 1995 and the six month period ended June 30, 1996 showing with respect to each, the nature of the relationship (including the principal categories of products bought or sold). Except as set forth in the Disclosure Statement, the Seller has no knowledge of any intention of any customer or supplier to terminate, cancel, modify, or change its business relationship with the Seller which individually or in the aggregate would be Materially adverse to the business of the Seller as conducted on March 31, 1996, taken as a whole. The Seller has no knowledge of any existing events or conditions or state of facts or circumstances relating to the Seller's relationships with customers and suppliers that will prevent the Buyer from conducting the business of the Seller after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it had been conducted by the Seller on March 31, 1996.

               (s)  Permits and Licenses.  Set forth in the
Disclosure Statement is a list and brief description of all permits, licenses, notices and similar filings that are required in the Seller's operation of its business in each jurisdiction in which it conducts business, the failure of which to possess would have a material adverse effect on the business, properties or condition (financial or otherwise) of the Seller, taken as a whole. Except as set forth in the Disclosure Statement, all such permits, licenses, notices and similar filings may be freely transferred to the Buyer. Except as set forth in the Disclosure Statement, the Seller is not required to be licensed or regulated by any governmental or regulatory body by reason of the particular business conducted by it.

               (t)  Schedules and Other Information.  The
Financial Statements, the representations and warranties of Seller contained in this Agreement, the Schedules and Exhibits thereto, and the Disclosure Statement do not contain any untrue statements of material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made. Buyer and/or Teltronics shall be entitled to rely upon the representations and warranties of Seller notwithstanding any due diligence and/or investigation conducted by Buyer and/or Seller on or before the date of this Agreement.

               (u)  Accuracy of Documents.  All agreements,
contracts, leases, titles and other documents delivered by the Seller to the Buyer for the Buyer's review in connection with this Agreement and the transactions contemplated hereby, including without limitation, the certificate of incorporation, by-laws, corporate minutes and tax returns are true, correct and complete copies of all such agreements, contracts, titles and other documents.

               (v)  Conduct of Business.

                    Except as set forth in the Disclosure
Statement, since March 31, 1996, the Seller has not:

                    (i)  entered into any joint venture,
partnership or other similar arrangement for the conduct of its business;

                    (ii) directly or indirectly disposed or
accelerated realization of any of its assets, including inventory and receivables, except in the ordinary course of business and consistent with past practice;

                    (iii)     entered into any other transaction
not in the ordinary course of business, except for the filing for protection under Chapter 11 of the United States Bankruptcy Code.

               (w) Inventory. All inventory included in the Purchased Assets is recorded on the books of the Seller at 115% of cost of materials.

               (x) Accounts Receivable. Seller has previously delivered to Buyer a detailed schedule of its accounts receivable, as part of the Disclosure Statement. All of the accounts receivable of the Seller represent bona fide amounts due for sales of goods or provision of services; arose in the ordinary course of business; and except as set forth in the Disclosure Statement, all of the accounts receivable are fully collectible. Except as set forth in the Disclosure Statement, the Seller has no knowledge of any accounts receivable that are being contested or disputed by the obligor thereon, or which the Seller has reason to believe will be contested or disputed.

               (y) Transactions with Affiliates. Except as set forth in the Disclosure Statement, all transactions in excess of $5,000 between the Seller and any Affiliate, relating to Purchased Assets or Assumed Liabilities, have not been fraudulent with respect to any creditor of the Seller or any of its Affiliates.

               (z) Product Warranties. Except as set forth in the Disclosure Statement, the Seller has (i) no unexpired, express product warranty with respect to any product that it manufactures or sells or that it has heretofore manufactured or sold; (ii) not received written notice of any material claim based on any product warranty, and (iii) no knowledge or any reasonable ground to know of any material claim (actual or threatened) based on any product warranty of which it has received no written notice. No products sold by the Seller failed to meet any specification relating thereto or were otherwise defective, which failure individually or in the aggregate would have a material adverse effect on the financial condition of the Seller, taken as a whole.

               (aa) Brokers' or Finder's Fee. Except as set forth in the Disclosure Statement, no agent, broker, investment banker, or other firm acting on behalf of Seller, or any shareholder of Seller, or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

               (bb) Distribution of Consideration. None of the Consideration, including the Stock Consideration received by Seller hereunder, shall be delivered, transferred and/or distributed to any one or more of the holders of the common stock of the Seller except as described in the Disclosure Statement.

               (cc) During the last five (5) years, Seller has not conducted business under any name other than "SRX" and/or
"Shared Resource Exchange".

          7.   Representations and Warranties of Teltronics.
Teltronics represents and warrants to the Seller as follows:

               (a) Organization; Good Standing. Teltronics is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Teltronics has all requisite corporate power and authority and legal right to own, operate and lease its properties, to carry on its business as now being conducted, and to enter into this Agreement and perform its obligations under this Agreement. Teltronics is qualified to do business in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the business of Teltronics. The chief executive office and principal place of business and the places where Teltronics maintains all records relating to its business is 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

               (b)  Litigation; Compliance with Laws; etc.
Except as set forth in filings by Teltronics with the Securities and Exchange Commission there is (i) no suit or action pending or to Teltronics' knowledge threatened, against Teltronics or the property of Teltronics, (ii) no governmental investigation or inquiry pending or to Teltronics' knowledge threatened against Teltronics, or (iii) no pending change in the environment, zoning or building laws, regulations or ordinances affecting the leasehold property of Teltronics or its business operations, of which Teltronics has received notice, which matter referred to in clauses (i), (ii) and (iii) above would, severally or in the aggregate, materially adversely affect the condition (financial or otherwise) of the business, property, or assets of Teltronics, taken as a whole. Teltronics has complied with and to its knowledge is not in default in any respect under any laws, ordinances or governmental requirements, regulations or orders applicable to its business and properties where such failure or default would materially adversely affect the condition (financial or otherwise), business or assets of Teltronics, taken as a whole. Teltronics has not received any notice of any claimed violation or threatened proceeding or investigation with respect to any matter referred to in the foregoing sentences. To Teltronics' knowledge, no investigation is pending by any federal, state or local government, or by any agency or instrumentality thereof, the effect of which could materially adversely affect the business in which Teltronics is engaged.

               (c) Authority. All necessary proceedings of Teltronics have been duly taken to authorize the execution, delivery and performance of this Agreement, and the Transactional Documents. This Agreement and the Transactional Documents have been duly authorized, executed and delivered by Teltronics and are the legal, valid and binding obligations of Teltronics, enforceable against Teltronics in accordance with their terms.

               (d) Compliance with Instruments, Consents, Adverse Agreements. Neither the execution and the delivery of this Agreement and the Transactional Documents, nor the consummation of the transaction contemplated hereby and thereby will conflict with or result in any violation of or constitute a default under Teltronics' Restated Certificate of Incorporation and bylaws or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Teltronics is bound. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other persons or entities on the part of Teltronics is required in connection with the execution or delivery of this Agreement and the Transactional Documents or the consummation of the transaction contemplated hereby and thereby. Teltronics is not a party to or subject to or in violation of any agreement or instrument, or subject to or in violation of any charter or other restriction or any judgment, order, writ, injunction, decree, law, rule or regulation which materially adversely affects the business operations, prospects, properties, assets or condition, financial or otherwise, of Teltronics.

               (e) Broker's or Finder's Fee. Except as set forth on Schedule 7(e) hereto, no agent, broker, investment banker, or other person or firm acting on behalf of Teltronics or under Teltronics' authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties to this Agreement in connection with any of the transactions contemplated by this Agreement.

               (f) Capitalization. The authorized capital stock of Teltronics consists of:

                    (i)  40,000,000 shares of Common Stock, par
value $.001 per share, of which 2,612,013 shares are issued and outstanding and 1,250,000 shares are reserved for issuance pursuant to employee stock options and 5,000,000 shares Non-Voting Common Stock, $.001 par value, of which no shares are issued and outstanding and 1,000,000 shares are reserved for possible issuance in connection with the acquisition by a Subsidiary of Teltronics of certain technology.

                    (ii) 5,000,000 shares of Preferred Stock
("Preferred Stock") of which (A) 250,000 shares are designated Class A Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding and (B) 17,200 shares are reserved for issuance to Teltronics' majority shareholder.
The list set forth in Teltronics' 1996 Proxy Statement ("Proxy Statement") is a complete and correct list of all holders of securities of Teltronics who own 5% or more of the issued and outstanding shares of Common Stock, Preferred Stock or other Teltronics securities (including options and warrants) as of the date of this Agreement. The outstanding shares of Common Stock are duly authorized and validly issued in accordance with applicable law, fully paid and non-assessable. Holders of shares of Teltronics' capital stock have no pre-emptive rights. Except for the transactions contemplated by and/or disclosed in this Agreement or as disclosed in Teltronics' 10-KSB for the year ended December 31, 1995 ("1995 10-KSB"), 10-QSB for the quarter ended March 31, 1996 ("March 1996 10-QSB"), 10-QSB for the quarter ended June 30, 1996 ("Current 10-QSB"), and/or the Proxy Statement, there are (A) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities of Teltronics from Teltronics;
(B) no existing rights of stockholders to require Teltronics to register any securities of Teltronics or to participate with Teltronics in any registration by Teltronics of its securities; and (C) no obligation (contingent or otherwise) of Teltronics to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

               (g) Validity of Stock. The Stock Consideration, when issued and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable.

               (h) Subsidiaries. Set forth on Schedule 7(h) annexed hereto is a true and complete list of each of the subsidiaries of Teltronics (each, a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and has all requisite power and authority in each applicable jurisdiction to own its properties and conduct its business as currently conducted.

               (i)  Financial Statements.  Teltronics has
furnished the Seller with its (i) unaudited consolidated balance sheet as of June 30, 1996 (the "Unaudited Balance Sheet"), (ii) unaudited consolidated statements of operations, shareholders' equity and cash flows for the period then ended, and (iii) audited consolidated financial statements as of and for the year ended December 31, 1995 and 1994 ("Audited Financial Statements") (all of which in (i), (ii) and (iii) are collectively referred to as the "Teltronics Financial Statements"). The Teltronics Financial Statements are true and correct in all material respects, are in accordance with the books and records of Teltronics and its Subsidiaries and have been prepared in accordance with GAAP consistently applied (except that the Unaudited Balance Sheet does not contain any footnotes required by GAAP and is subject to normal year-end audit adjustments) and fairly and accurately present in all material respects the consolidated financial position of Teltronics and the Subsidiaries as of such date and the results of its operations for the period then ended. Teltronics and its Subsidiaries taken as a whole have no liabilities, debts or obligations, whether accrued, absolute or contingent, other than (i) liabilities reflected or reserved against in the Unaudited Balance Sheet, and
(ii) liabilities incurred since June 30, 1996 in the ordinary and usual course of business. Since June 30, 1996, except as to the transactions contemplated by this Agreement or referenced in the Proxy Statement, the Current 10-QSB, the March 1996 10-QSB or the 1995 10-KSB, Teltronics and the Subsidiaries taken as a whole have been operated in the ordinary and usual course of business, and there has not been:

                    (i)  any change in the assets, liabilities,
condition (financial or otherwise) business or operating results of Teltronics and its Subsidiaries, taken as a whole, from that reflected in the Unaudited Balance Sheet, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                    (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, condition (financial or otherwise), operating results, prospects or business of Teltronics and its Subsidiaries, taken as a whole (the "Business");

                    (iii)     any waiver by Teltronics or any
Subsidiary of a valuable right or of a material debt owed to it except in the ordinary course of business and which is not material to the Business;

                    (iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Teltronics or any Subsidiary, except in the ordinary course of business and which is not material to the Business;

                    (v)  any material change or amendment to a
material contract or arrangement by which Teltronics or any Subsidiary or any of their respective assets or properties are bound or subject except in the ordinary course of business and which is not material to the Business;

                    (vi) any sale by Teltronics or any Subsidiary of a material non-inventory asset other than in the ordinary course of business.

               (j)  Insurance.  Teltronics and each of its
Subsidiaries has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in an amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed.
               (k)  Absence of Undisclosed Liabilities; Changes.

                    (i)  Except as referred to in the Proxy
Statement or reflected in the Current 10-QSB, the March 1996 10-QSB, 1995 10-KSB or in the Teltronics Financial Statements, Teltronics and its Subsidiaries on a consolidated basis have no material liability or obligation, absolute or contingent, including without limitation, any tax liabilities due or to become due, except (A) obligations and liabilities incurred after the date of the Unaudited Balance Sheet in the ordinary course of business that are not individually or in the aggregate material and (B) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP and (C) obligations arising under this Agreement. Without limiting the generality of the foregoing, Teltronics does not know of any basis for the assertion against Teltronics or any Subsidiary taken as a whole as of the date hereof any material liabilities of Teltronics or its Subsidiaries taken as a whole that are not reflected in the Proxy Statement, March 1995 10-QSB, Current 10-QSB, 1995 10-KSB or in the Teltronics Financial Statements.

                    (ii) Since the date of the Unaudited Balance
Sheet, there has been no occurrence, condition or development that has materially and adversely affected Teltronics' Business, and there has been no material change in Teltronics' Business, except pursuant to transactions contemplated by this Agreement and as disclosed in the Proxy Statement, 1995 10-KSB, March 1996 10-QSB and/or Current 10-QSB.

               (l)  Labor Agreements and Actions.  Neither
Teltronics nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of Teltronics, has sought to represent any of the employees, representatives or agents of Teltronics or any Subsidiary. There is not strike or other labor dispute involving Teltronics or any Subsidiary pending, or to the best knowledge of Teltronics threatened, that would have a material adverse effect on the Business, nor is Teltronics aware of any labor organization activity involving its employees.

               (m)  Taxes, etc.  Teltronics and each of its
Subsidiaries have in all material respects accurately prepared and timely and properly filed all foreign and U.S. federal, state and municipal tax returns that are required to be filed by them and each has paid or made provision for the payment of all amounts due pursuant to such returns. The income tax returns of Teltronics as to which the applicable statutes of limitations have not expired have not been audited and are not currently under audit by the tax authorities with which such returns were filed, and there are no waivers in effect of the applicable statute of limitations for any period. No material deficiency assessment or proposed adjustment of any foreign or U.S. federal, state or municipal taxes of Teltronics or any Subsidiary is pending and Teltronics has no knowledge of any material proposed liability for any tax to be imposed.

               (n) Full Disclosure. The Teltronics Financial Statements and the representations and warranties of Teltronics contained in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they are made.

          For the purposes of this Section 7, "material" is any event or condition giving rise to a cost or liability to Teltronics and any Subsidiary taken as a whole equal to or greater than $100,000.

          7A. Representations and Warranties of Buyer. Buyer represents and warrants to the Seller as follows:

               (a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Buyer has all requisite corporate power and authority and legal right to own, operate and lease its properties, to carry on its business as now being conducted, and to enter into this Agreement and perform its obligations under this Agreement. Buyer is qualified to do business in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have an adverse effect on the business of Buyer. The chief executive office and principal place of business and the places where Buyer maintains all records relating to its business is 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

               (b) Authority. All necessary proceedings of Buyer have been duly taken to authorize the execution, delivery and performance of this Agreement and the Transactional Documents. This Agreement and the Transactional Documents have been duly authorized, executed and delivered by Buyer and are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

               (c) Compliance with Instruments, Consents, Adverse Agreements. Neither the execution and the delivery of this Agreement, nor the Transactional Documents, nor the consummation of the transaction contemplated hereby and thereby will conflict with or result in any violation of or constitute a default under Buyer's certificate of incorporation and bylaws or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Buyer is bound. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other persons or entities on the part of Buyer is required in connection with the execution or delivery of this Agreement and the Transactional Documents or the consummation of the transaction contemplated hereby and thereby. Buyer is not a party to or subject to or in violation of any agreement or instrument, or subject to or in violation of any charter or other restriction or any judgment, order, writ, injunction, decree, law, rule or regulation which adversely affects the business operations, prospects, properties, assets or condition, financial or otherwise, of Buyer.

               (d) Broker's or Finder's Fee. No agent, broker, investment banker, or other person or firm acting on behalf of Buyer or under Buyer's authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties to this Agreement in connection with any of the transactions contemplated by this Agreement.

          8. Survival of Representations and Warranties. The parties hereto agree that all representations and warranties made in this Agreement or in any Exhibit, Schedule, certificate or document delivered herewith or at the Closing shall survive the execution and delivery thereof and the Closing hereunder through December 15, 1997.

          9.   Indemnification.

               (a) Indemnification by Seller. Subject to the limitations set forth in Section 9(c), Seller shall indemnify, defend, and hold Buyer, Teltronics and their respective officers, directors, employees, and shareholders and their respective successors and assigns (collectively, "Buyer's Indemnified Persons") harmless from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, settlements, penalties, and forfeitures, and reasonable costs and expenses (including court costs, and any other litigation related expenses incident thereto) (collectively, the "Indemnity Losses" and individually, "Indemnity Loss") asserted against, suffered, or incurred by any of Buyer's Indemnified Persons arising out of or in any way related to:

                    (i)  Any misrepresentation in or breach of
the representations and warranties of Seller or the failure of Seller to perform any of its covenants or obligations contained in this Agreement, the Transactional Documents, or in any exhibit, schedule, certificate or other instrument or document furnished to or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                    (ii) Except with respect to the Assumed
Liabilities assumed by Buyer under this Agreement, the operation of Seller's business or the use of the Purchased Assets prior to the date hereof;

                    (iii)     Any actions, claims, suits, or
proceedings asserted by third parties alleging personal injury or property damage due to, arising out of, or by reason of the design, manufacture or use of any products of the Seller's business manufactured on or prior to the date hereof;

                    (iv) Any worker's compensation claims of any employee or former employee of Seller relating to events occurring on or prior to the date hereof;

                    (v)  Any and all claims for compensation and
other employee benefits (including, but not limited to, severance pay, outplacement benefits, disability benefits, health, retiree medical, worker's compensation, tuition assistance, death benefits, and pension and profit sharing plans and claims relating to employment or termination of employment) accruing on or prior to the date hereof, or on or after the date hereof with respect to the payment of severance benefits and other welfare benefit payments, if any, with respect to (i) employees in the Seller's business who are laid off on or prior to the date hereof and (ii) employees in the Seller's business who, on the date hereof, are on medical leave or disability, and related costs and liabilities, regardless of whether such claims and related cots and liabilities are made or incurred before, on or after the date hereof;

                    (vi) All claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses, incident to the foregoing; or

                    (vii)     Any liabilities, obligations or
expenses of Seller not included in the Assumed Liabilities assumed by Buyer pursuant to the provisions of the Agreement.

               (b) Indemnification by Buyer and Teltronics. Subject to the limitations set forth in Section 9(c), Buyer and Teltronics shall indemnify, defend, and hold Seller, and its officers, directors, employees, and shareholders and their respective successors and assigns (collectively "Seller's Indemnified Persons"), harmless from and against any Indemnity Loss asserted against, suffered or incurred by any of Seller's Indemnified Persons arising out of or in any way related to:

                    (i)  Any misrepresentation in or breach of
the representations and warranties of Buyer or Teltronics or the failure of Buyer or Teltronics to perform any of their covenants or obligations contained in this Agreement, the Transaction Documents or in any exhibit, schedule, certificate or other instrument or document furnished or to be furnished by Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                    (ii) The use by Buyer of the Purchased Assets after the date hereof;

                    (iii)     The Assumed Liabilities;

                    (iv) All claims, investigations, actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including reasonable attorneys' fees and expenses, incident to the foregoing;

                    (v)  Any actions, investigations, actions,
suits, proceedings, demands, assessments, judgments, costs, and expenses, including reasonable attorneys' fees and expenses (incurred thereon at trial and upon appeal), incident to the foregoing;

               (c)  Limitations on Indemnity.  The
indemnification obligations of the parties under Sections 9(a) and (b) of this Agreement shall be subject to the following limitations:

                    (i)  Deductible.  Buyer, Teltronics and
Seller shall be obligated to pay Indemnity Losses described in Sections 9(a) or (b) hereof as the case may be only to the extent that such Indemnity Losses exceed $25,000 in the aggregate.

                    (ii) Ceiling. Subject to Section 9(c)(iii), the maximum aggregate amount payable for any and all of the Indemnity Loss hereunder shall be $720,000 payable in restricted shares of the Common Stock of Teltronics valued at $6.00 per share or cash at the option of the indemnifying party. Seller and Buyer agree that not more than $120,000 of the maximum aggregate amount payable by Seller under this Section 9 shall be allocable to certain claims for medical, commission and other claims specifically identified in the Disclosure Statement.

                    (iii)   Rescission.  In the event that some
or all of the transactions described in this Agreement and the Transaction Documents are rescinded, reversed or otherwise revoked and/or set aside by a duly constituted court of law, located within the United States including but not limited to the United States Bankruptcy Court for the Eastern District of Texas, the ceiling described in Section 9(c)(ii) above shall not apply and shall not in any manner limit the right of either Teltronics, Buyer or Seller to enforce the indemnity provisions of this
Section 9.

               (d) Notice. If any party believes that it has suffered or incurred any Indemnity Loss, that party shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If any action at law, suit in equity or administrative action is instituted by or against a third party with respect to which any party intends to claim any liability or expense as an Indemnity Loss under this Section 9, such party shall promptly notify the indemnifying party of such action.

               (e) Defense of Claims. The indemnifying party shall have ten (10) business days after receipt of either notice referred to in Section 9(d) of this Agreement to notify the indemnified party that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim. If the indemnifying party does not give such notice, the indemnified party shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the Indemnified Person promptly pay the indemnified person in accordance with the other terms and conditions of this
Section 9, the amount of any Indemnity Loss resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to undertake, conduct and control, through counsel of its own choosing (which counsel shall be satisfactory to the indemnified party in the reasonable judgment of the indemnified party) and at its sole expense, the conduct and settlement of such action or suit, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse change securing the claims indemnified hereunder upon any asset of the indemnified party,
(ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified party without the prior written consent of the indemnified party, (iii) the indemnifying party shall permit the indemnified party to participate in such conduct or settlement through counsel chosen by the indemnified party, but the fees and expenses of such counsel shall be borne by the indemnified party except as provided in clause (iv) below, and (iv) upon a final determination of such action or suit, the indemnifying party shall agree promptly to reimburse to the extent required under this Section 9 the indemnified party for the full amount of any Indemnity Loss resulting from such action or suit and all reasonable and related expenses incurred by the indemnified party, except fees and expenses of counsel for the indemnified party incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action in good faith, the indemnified party shall not pay or settle any such action or suit. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such action or suit, provided that in such even the indemnified party shall waive any right to indemnity therefor from the indemnifying party and no amount in respect therefor shall be claimed as a Indemnity Loss under this Agreement.

               (f)  Cooperation.  If requested by the
indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person, and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

               (g) Right to Participate. The indemnified party shall afford the indemnifying party and its counsel (at the indemnifying party's own expense) the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified party or conferences with representatives of or counsel for such persons.

               (h) Payment of Losses. The indemnifying party shall promptly pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person is entitled by reason of the provision of this Agreement. Any claim for which indemnification occurs under this Agreement shall be assigned (without recourse) to the indemnifying party.

               (i) Subrogation. In the event of any payment by an indemnifying party to an indemnified party in connection with any Indemnity Loss, the indemnifying party shall be subrogated to and shall stand in the place of the indemnified party as to any events or circumstances in respect of which the indemnified party may have any right to claim against any third party relating to such event of indemnification. The indemnified party shall cooperate with the indemnifying party in any reasonable manner in prosecuting any subrogated claim.

          10. Post-Closing Covenants. Seller and Buyer covenant with each other that promptly after the execution and delivery of this Agreement, Seller shall engage Ernst & Young to conduct an audit of the balance sheet of Seller as of December 31, 1995 in accordance with generally accepted auditing standards ("Ernst & Young Audited Statements"). The fees charged by Ernst & Young in the conduct of the audit, up to an aggregate of $55,000 shall be paid by the Buyer. All charges, fees and bills of Ernst & Young in connection with the audit in excess of $55,000 shall be the sole obligation and responsibility of Seller. Seller shall cooperate with and use its best efforts to cause Ernst & Young to deliver to Seller and Buyer within forty-five (45) calendar days from the date hereof, the Ernst & Young Audited Statements, together with Ernst & Young's opinion thereon in form reasonably acceptable to Buyer. Unless Buyer shall deliver to Seller a written statement of Buyer's objections to the Ernst & Young Audited Statements within fifteen (15) days after receipt by it of the Ernst & Young Audited Statements, the Ernst & Young Audited Statements shall be deemed to have satisfied Seller's obligations under this paragraph 10, but such deemed satisfaction shall not in any manner limit, impair or waive any of the rights of Buyer and/or Teltronics under this Agreement.

          11. Non-Compete. To induce Buyer to enter into this Agreement, Seller covenants and agrees that commencing the date of this Agreement and for a period of two years thereafter, Seller shall not, directly or indirectly, as an owner, shareholder, partner, agent, representative or in any other manner enter into, or in any manner take an active part in, any business similar to or related to the PBX, E911, digital switch technology, ACD, WiLL and/or Omniworks business which is or may be in competition with the business of Buyer and/or Teltronics within the United States. Seller expressly acknowledges that in addition to all rights and remedies at law available to Buyer and/or Teltronics to enforce the terms of this Section, Buyer and/or Teltronics shall have the right to seek and obtain equitable relief, including injunctive relief, against Seller for violating the terms of this Section.

          12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforceable to the fullest extent permitted by law.

          13. Applicable Law. This Agreement shall be governed and construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws.

          14. Waivers and Notices. Any failure by any party to this Agreement to comply with any of its obligations, agreement or covenants hereunder may be waived by the Seller in the case of a default by the Buyer and by the Buyer in the case of a default by the Seller. All waivers under this Agreement and all notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed certified first class mail, postage prepaid, return receipt requested:

     (a)  If to the Seller:

          Shared Resource Exchange, Inc.
          3480 Lotus Drive
          Plano, Texas

          with copies to:

          Frederic A. Rubinstein, Esq.        Maryann S. Brousseau, Esq.
          Kelley Drye & Warren LLP            Ungerman Sweet & Brousseau
          101 Park Avenue                     800 Chateau Plaza
          New York, New York  10178           2515 McKinney Avenue
                                              Dallas, Texas  75201-1993

     (b)  If to the Buyer:

          SRX of Florida, Inc.
          2150 Whitfield Industrial Way
          Sarasota, Florida  34243-4046

     (c)  If to Teltronics:

          Teltronics, Inc.
          2150 Whitfield Industrial Way
          Sarasota, Florida  34243

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

          15. Access to Books and Records Post-Closing. After the Closing, (i) the Seller shall provide the Buyer full access during normal business hours (upon reasonable prior notice) to all books and records which are part of the Retained Assets insofar as they relate to any Purchased Assets or Assumed Liabilities or the conduct of the business after the Closing and
(ii) the Buyer shall provide the Seller full access during normal business hours (upon reasonable prior notice) to all books and records which are part of the Purchased Assets which relate to the Purchased Assets or Assumed Liabilities or the conduct of the business prior to the Closing.

          16. Entire Agreement. This Agreement, together with the other writings delivered in connection herewith, embodies the entire Agreement and understanding of the parties hereto and supersedes all prior agreements or understandings between the parties, oral or written, express or implied. This Agreement cannot be amended orally, but only by a writing duly executed by the parties.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

          18. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          19. Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto or their respective successors and assigns.

          20. Expenses. All costs and expenses (excluding fees of Ernst & Young relative to the preparation of the Ernst & Young Audited Statements which shall be paid by Buyer in accordance with the terms of Section 10 and Kelley Drye & Warren's fees as and to the extent described in Exhibit A) and accountant's fees incurred by Seller in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Seller at Closing. Buyer shall pay its costs and expenses.

          21. Brokers. Seller agrees to indemnify and hold harmless Buyer and Teltronics from and against any and all claims for broker's or finder's fees or commissions in connection with the transactions contemplated hereby arising out of or based upon any act of the Seller. The Buyer agrees to indemnify and hold harmless the Seller from and against any and all claims for broker's or finder's fees or commissions in connection with the transactions contemplated hereby arising out of or based upon any act of the Buyer.

          IN WITNESS WHEREOF, the parties heave executed this Agreement as of the date first written above.

SELLER                                BUYER

Shared Resources Exchange, Inc.       SRX of Florida, Inc.

By:  Gerald A. Shanholt               By:  Ewen Cameron
     President & Chief                     President
     Executive Officer

                                      Teltronics, Inc.

                                      By:  Ewen Cameron
                                           President




                            EXHIBIT A

            CLAIMS TO BE ASSUMED SUBJECT TO BEING ALLOWED
              IN U.S. BANKRUPTCY CASE NO. 96-42190S

1. Accounts payable as of September 19, 1996 in the aggregate amount of approximately $374,000.00 as more fully described in the Accounts Payable/Unvouchered Receipts Report contained in the Disclosure Statement.

2. Open purchase orders for custom parts in the aggregate amount of approximately $207,000 as of September 19, 1996 as more fully described in the Open purchase orders Report contained in the Disclosure Statement.

3. DIVA Communications credit of $263,900.00 to be applied against and as performance is rendered by Buyer under order #73801 placed by DIVA with Seller in the amount of $791,690.

4. Payment in the amount of $24,324.00 ($12,162.00 per quarter) due to Business Telephone Services Inc. per agreement dated September 5, 1995 and more fully described in the Disclosure Statement. Payment contingent upon receivable of $93,072.66 being paid by Business Telephone Services.

5. 100% of audit fees of Ernst & Young LLP up to a maximum of $55,000.00 to be paid upon receipt of the completed 1995 year audit.

6. Lease payable to Aloha Leasing for trade show booth with monthly payments of $1,436.00 and expiring on May 4, 1997. Lease more fully described in the Disclosure Statement.

7. Lease payable to the Manifest Group for UPS with monthly payments of $460.11 and expiring on April 4, 1998. Lease more fully described in the Disclosure Statement.

8. Lease payable to Republic leasing for VAX computer and related equipment with monthly payments of $861.09 expiring on September 20, 1998. Lease more fully described in the Disclosure Statement.

9. Lease payable to T & W Leasing Corp. for various computer equipment with monthly payments of $1,353.62 and expiring on October 20, 1997. Lease more fully described in the Disclosure Statement.

10. Legal fees of Kelley Drye for pre-petition fees related to this Agreement and post-petition fees to the extent allowed by the Bankruptcy Court not to exceed $125,000 in the aggregate.

11. Motorola, Inc. Purchase Orders to Shared Resource Exchange, Inc. d/b/a SRX as follows:

         ORDER NUMBER     DATE      REV     PAGE(S)     SIGNED BY

         CG475710PP00   6-03-96     3&4       5         P. Mulhall
         CG570284PP00   7-26-96     ---       2         P. Mulhall
         CG475711PP00   6-03-96     4&5       8         P. Mulhall
         CG475712PP00   6-04-96     5&6       5         P. Mulhall

12. An aggregate payment of $204,257.97 to fund severance obligations owed by Seller to Gerald A. Shanholt ($175,000 to be paid in equal payments over 12 months commencing with Closing and consistent with Buyer's employee pay schedule), Jeffrey Box ($21,154.77 to be paid in accordance with an Employment Agreement between Mr. Box and Buyer) and Terry Gonzalez ($8,103.20 to be paid in equal installments over a six week period commencing with Closing and consistent with the Buyer's employee pay schedule).

13. An aggregate payment of $120,000 to fund disputed medical claim of approximately $20,000 and disputed commission claims and a PBX end user claim in the aggregate of approximately $100,000.

14. An aggregate payment of up to $20,000 to fund certain operating expenses of Seller through September 20, 1996.

15.      Aggregate payments of: (i) $42,400 to fund close out of two
         (2) copier leases, and (ii) $37,900 to fund Allowed claims, if any, relating to the rejection of six office leases.

16. Aggregate payments to Ernst & Young LLP of up to: (i) $12,000 for the 1995 tax return preparation fees and (ii) $12,000 for the 1996 tax return preparation fees.

17. A payment of $1,100 to fund accrued vacation obligation in favor of Penny Ross to be paid upon Closing.

Each and every claim described above (except as provided in paragraph 12 and 17 above) shall be discharged by Buyer upon the earlier to occur of: (i) the expiration of nine (9) months after the Closing or (ii) completion of performance by Buyer and payment by Motorola, Inc. of the purchase orders described in paragraph 11 above. Provided, however, should Seller, as Debtor-in-Possession of the Estate determine, in its sole discretion, that an Objection to any claim or claims above should be filed, Buyer shall refrain from paying the respective contested claim or claims until an Order allowing said claim or claims is entered by the U. S. Bankruptcy Court for the Eastern District, Sherman Division. Seller shall deliver all Objections to Claims and subsequent Orders approving the contested claims to SRX Florida.

The claims referred to in paragraphs 12 and 17 shall be paid as stated therein respectively.


                              EXHIBIT B

                           RETAINED ASSETS

1. Cash in the amount of $242.000. Said cash amount includes a $61,000 anticipated federal income tax refund payable to SRX or its bankruptcy estate. SRX shall endorse and deposit any checks for said refund into its DIP account..

2. The Cash Consideration and the Stock Consideration described in Section 3 of this Agreement.